UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2012

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See disclosure in Item 2.03 below, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Indenture and Notes

On August 21, 2012, The ServiceMaster Company (the “Company”), issued $750 million aggregate principal amount of its 7.000% Senior Notes due 2020 (the “Notes”) under the Indenture, dated as of February 13, 2012 (the “Base Indenture”) as supplemented by the Third Supplemental Indenture, dated as of August 21, 2012 (the “Third Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), among the Company, certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”) and Wilmington Trust, National Association as trustee.  The Notes are entitled to the benefit of the Exchange and Registration Rights Agreement, dated August 21, 2012 (the “Registration Rights Agreement”), among the Company, the Subsidiary Guarantors and the initial purchasers named therein.

Interest; Maturity

The Notes will mature on August 15, 2020. The Notes bear interest at a rate per annum of 7.000% from August 21, 2012.  Interest on the Notes is payable semi-annually on February 15 and August 15 of each year, commencing February 15, 2013.

Ranking; Guarantees

The Notes will be senior unsecured indebtedness of the Company and will be:

•                                       equal in right of payment to all existing and future senior indebtedness of the Company;

•                                       senior in right of payment to all existing and future subordinated obligations of the Company; and

•                                       effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such secured indebtedness and to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

The Notes will be guaranteed, jointly and severally, irrevocably and fully and unconditionally, on a senior unsecured basis, by each domestic subsidiary of the Company that guarantees the Company’s indebtedness under its senior secured credit facilities or that guarantees capital markets securities of the Company with an outstanding principal amount over $150.0 million.  These entities also guarantee the Company’s outstanding 8% Senior Notes due 2020. These guarantees will be subject to termination and release under specified circumstances without the consent of holders of the Notes. The guarantee of each Subsidiary Guarantor will be a senior unsecured obligation of that guarantor and will rank:

•                                       equal in right of payment to all existing and future senior indebtedness of that Subsidiary Guarantor;

•                                       senior in right of payment to all existing and future subordinated obligations of that Subsidiary Guarantor; and

•                                       effectively subordinated to all existing and future secured indebtedness of that Subsidiary Guarantor to the extent of the value of the assets securing such secured indebtedness and to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Optional Redemption

At any time prior to August 15, 2015, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount plus the applicable “make-whole” premium set forth in the Indenture and accrued and unpaid interest, if any, to the redemption date.

At any time on or after August 15, 2015, the Company may redeem some or all of the Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date.

Year	Percentage
2015	105.250%
2016	103.500%
2017	101.750%
2018 and thereafter	100.000%

In addition, on or prior to August 15, 2015, the Company will be entitled, at its option, on one or more occasions to redeem the Notes in an aggregate principal amount equal to up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds from one or more equity offerings at a redemption price equal to 107% of the principal amount outstanding in respect of the Notes, plus accrued and unpaid interest to the redemption date, provided, however, that if Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% of the original aggregate principal amount of Notes must remain outstanding immediately after each such redemption of Notes.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.  If the Company sells assets under certain circumstances, the Company must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Indenture contains covenants that, among other things, limits the ability of the Company and its restricted subsidiaries, described in the Indenture, to: incur additional indebtedness or issue certain preferred shares; pay dividends, redeem stock or make other distributions, or make investments; create restrictions on the ability of the Company’s restricted subsidiaries to make payments to the Company; enter into certain transactions with the Company’s affiliates; transfer or sell assets; create certain liens; merge, consolidate or sell all or substantially all of the Company’s assets; and designate the Company’s subsidiaries as unrestricted subsidiaries. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

A copy of the Third Supplemental Indenture is attached as Exhibit 4.1 hereto and incorporated herein by reference. A copy of the Base Indenture was filed by the Company as an exhibit to its Current Report on Form 8-K filed on February 14, 2012. The foregoing descriptions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture.

Registration Rights Agreement

The Notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Pursuant to the Registration Rights Agreement, the Company has agreed to use its commercially reasonable efforts to:

•                                        file a registration statement for the exchange of the Notes for substantially similar notes that are publicly registered;

•                                        cause the registration statement to become effective within 365 days following August 21, 2012; and

•              commence the exchange offer promptly after the registration statement has become effective.

In addition, the Company has agreed, in specified circumstances, to use its commercially reasonable efforts to file a shelf registration statement that would allow some or all of the Notes to be offered to the public.  If the Company does not comply with the foregoing obligations under the Registration Rights Agreement, the Company will be required to pay additional interest as liquidated damages to holders of the Notes.

A copy of the Registration Rights Agreement is attached as Exhibit 4.2 hereto and incorporated herein by reference. The foregoing descriptions of the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreement.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
4.1	Third Supplemental Indenture, dated as of August 21, 2012, among The ServiceMaster Company, the Subsidiary Guarantors named therein, and Wilmington Trust, National Association, as Trustee.
4.2

Exchange and Registration Right Agreement, dated August 21, 2012, by and among The ServiceMaster Company, the Subsidiary Guarantors named therein and J.P. Morgan Securities LLC, as representative of the Initial Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2012	THE SERVICEMASTER COMPANY

	By:	/s/ Roger A. Cregg
Roger A. Cregg
Senior Vice President and Chief Financial Officer